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                                                                    EXHIBIT 23.2



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



North American Technologies
   Group, Inc.
Houston, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (S-3) of our report dated February 7, 1997, except for Note 5(a), which is as of March 14, 1997, relating to the consolidated financial statements of North American Technologies Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts"in the Prospectus.



                                               /s/ BDO Seidman, LLP
                                              ___________________________
                                              BDO Seidman, LLP

Houston, Texas
April 29, 1997